NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

        INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                                                        CUSIP NO. 87160K 10 8

NUMBER                   SYNERGY TECHNOLOGIES                  SHARES
___________                   CORPORATION                  ______________


              Authorized Common Stock: 50,000,000 Shares
                      Par Value: $.002 Per Share


THIS CERTIFIES THAT _________________________________________


IS THE RECORD HOLDER OF _____________________________________


      -Shares of SYNERGY TECHNOLOGIES CORPORATION Common Stock-

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


______________________                       ______________________
             Secretary                                    President

         [Corporate Seal - Synergy Technologies Corporation]

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

         Countersigned Registered:
        HOLLADAY STOCK TRANSFER INC.
           2939 North 67th Place              By:__________________
           Scottsdale, AZ  85251              Authorized Signature